Exhibit 10.1

Complete Solar Holding CorporatioN

NOTE SUBSCRIPTION AGREEMENT

NOTE SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) dated as of October 3, 2022, by and between Complete Solar Holding Corporation, a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber” or “you”).

WHEREAS, the Issuer and The Solaria Corporation, a Delaware corporation (“Solaria”), will, concurrently with the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as or near the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which a merger subsidiary of the Issuer will merge with and into Solaria, with Solaria surviving and becoming an indirect wholly owned subsidiary of the Issuer (together with the other transactions contemplated by the Merger Agreement, the “CS Merger”);

WHEREAS, the Issuer and Freedom Acquisition I Corp., a blank check company organized under the laws of the Cayman Islands (“FACT”), are contemplating entering into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, a merger subsidiary of FACT will merge with and into the Issuer (following the closing of the CS Merger), with the Issuer surviving and becoming a wholly-owned subsidiary of FACT (the “Business Combination”, and together with the CS Merger, the “Transactions”); and

WHEREAS, Subscriber desires to subscribe for and purchase from the Issuer, contingent upon the entry by Issuer and FACT into the Business Combination Agreement, a Convertible Promissory Note in the form attached hereto as Exhibit A (the “Note”) in the principal amount and for the purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Note in consideration of the [payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer], all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The decision of Subscriber to purchase the Note pursuant to this Subscription Agreement has been made by Subscriber independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any such investor or by any agent or employee of any such investor, and neither Subscriber nor any of its agents or employees shall have any liability to any such investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Subscriber acknowledges that no other subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no other subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Note or enforcing its rights under this Subscription Agreement.

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the [payment] of the [Purchase Price], the Note having a principal amount set forth on the signature page hereto (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the satisfaction or waiver of the conditions set forth in Section 3.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Note, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer, as of the date hereof and as of the Closing Date, as follows:

2.1.1. Subscriber has [been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power] and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2. This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not [(i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (ii)] result in any violation of any law, statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

2.1.4. Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (“QIB”) or an “accredited investor” (as defined in Rule 501 of the Securities Act) within the meaning of Rule 501(a) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated [institutional] investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Note, in each case, satisfying the applicable requirements set forth on Schedule I, and confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being a QIB who is investing in the Note, (ii) is acquiring the Note only for its own account and not for the account of others, or if Subscriber is subscribing for the Note as a fiduciary or agent for one or more investor accounts, each owner of such account is a QIB, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Note in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Note and is not acquiring the Note with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Accordingly, Subscriber understands that the offering of the Note meets (x) the exemptions from filing under FINRA Rules 5123(b)(1)(C) or (J) and 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b). [Subscriber is not an entity formed for the specific purpose of acquiring the Note.]

2.1.5. Subscriber understands that the Note is being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the sale to the Subscriber is being made in reliance on a private placement exemption from registration under the Securities Act, that the Note has not been registered under the Securities Act or any other applicable securities laws, and that the Note is being offered for resale in transaction not requiring registration under the Securities Act. Except in respect of any stock lending program, Subscriber understands that the Note may not be offered, sold, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in each case, in accordance with any other applicable securities laws, and that the Note shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber acknowledges that the Note will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Note will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Note and may be required to bear the financial risk of an investment in the Note for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of the Note. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Note is a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Note.

2.1.6. Subscriber understands and agrees that Subscriber is purchasing the Note directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Solaria, FACT, or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement or a side letter between the Issuer and the Subscriber, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement or a side letter between the Issuer and the Subscriber.

2.1.7. In making its decision to purchase the Note, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Issuer expressly set forth in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber acknowledges that it is not relying upon, and has not relied on any representations, warranties, statements or other information provided by anyone. Subscriber acknowledges and agrees that Subscriber has received, had access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Note, including with respect to the Issuer and the Transactions, and that such information is preliminary and subject to change and that none of the Issuer or any other person is under any obligation to inform Subscriber regarding any such changes. Subscriber understands that the financial statements and other financial information (whether historical or in the form of financial forecasts or projections) of the Issuer have been prepared and reviewed solely by the Issuer and its officers and employees and have not been reviewed by any outside party or, except as expressly set forth therein, certified or audited by an independent third-party auditor or audit firm. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions of the Issuer, receive such answers, including on the financial information, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Note. Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis, independent investigation, assessment and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Note and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer including but not limited to all business, legal, regulatory, accounting, credit and tax matters, and Subscriber has satisfied itself concerning such matters relevant to its investment in the Note.

2.1.8. Subscriber became aware of this offering of the Note solely by means of direct contact between Subscriber and the Issuer or one of their respective representatives. Subscriber did not become aware of this offering of the Note, nor was the Note offered to Subscriber, by any general solicitation. Subscriber acknowledges that the Issuer represents and warrants that the Note was not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.

2.1.9. Subscriber acknowledges that it is aware that there are substantial risks incident to the subscription and ownership of the Note and is able to fend for itself in the transactions contemplated herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note and have the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Issuer nor any of their respective agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

2.1.10. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Note or made any findings or determination as to the fairness of an investment in the Note.

2.1.11. Subscriber represents and warrants that none of Subscriber [or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function] is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”, or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly [owned or] controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) [organized, incorporated, established,] located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the European Union, any European United member state, and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Note were legally derived and in compliance with OFAC sanctions programs and were not obtained, directly or indirectly, from a Prohibited Investor.

2.1.12. Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Issuer as a result of the purchase and sale of the Note hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Note hereunder.

2.1.13. [On the date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 Subscriber will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.]

2.1.14. No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.2. Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Note, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1. The Issuer has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2. The Note will be duly authorized and, when issued and delivered to Subscriber against full payment for the Note, will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement, the Note will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under the Issuer’s constitutive agreements or applicable law.

2.2.3. This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of the Issuer, and is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4. The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Note and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer or its subsidiaries individually or taken as a whole and including the combined company after giving effect to the CS Merger, or materially affects the validity or enforceability of the Note or the legal authority or other ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5. Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Issuer nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Note under the Securities Act.

2.2.6. Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of the Note and neither the Issuer, nor any person acting on its behalf has offered the Note in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Concurrently with or after the execution and delivery of this Subscription Agreement, the Issuer may enter into additional subscription agreements providing for the issuance of additional convertible promissory notes to third parties (“Other Subscription Agreements”). There are no side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any other investor or potential investor with respect to the purchase of equity securities of the Issuer (other than (i) any Subscriber to this Subscription Agreement, (ii) as described in this Section 2.2.7, or (ii) pursuant to the Merger Agreement) which include terms and conditions (economic or otherwise) that are materially more advantageous to any such investor or potential investor (as compared to Subscriber).

2.2.7. As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 37,000,000 shares of Common Stock and 20,346,398 shares of Preferred Stock, $0.0001 par value each. All issued and outstanding shares of capital stock of the Issuer have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. As of immediately after giving effect to the CS Merger, the authorized capital stock of the Issuer will consist of 60,000,000 shares of Common Stock and 41,396,856 shares of Preferred Stock, $0.0001 par value each. Except as set forth above and pursuant to any Other Subscription Agreements, the Merger Agreement and the Business Combination Agreement, as applicable, there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of the Issuer, (b) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any ordinary shares of the Issuer, or any other equity interests or voting securities in the Issuer or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Issuer, or (e) obligations of the Issuer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Merger Agreement or the Business Combination Agreement.

2.2.8. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Note by the Issuer to Subscriber and (ii) no consent, approval, order, authorization of, or registration, qualification, designation, declaration or filing with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Note(s)), except for those applicable filings (a) with the Commission, (b) required by applicable state securities laws, (c) required by the New York Stock Exchange, and (d) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.9. There are no pending or, to the knowledge of the Issuer, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Issuer, which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.10. The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental entity, exchange or self-regulatory organization that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

2.2.11. No broker, finder or other financial consultant has acted on behalf of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.12. The Issuer is not, and immediately after receipt of payment for the Note will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3. Settlement Date and Delivery.

3.1. Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur promptly after the [execution of the Business Combination Agreement] and no later than (3) Business Days after the date thereof (the date of the Closing, the “Closing Date”). Subscriber shall [deliver to the Issuer, the Purchase Price for the Note, no later than the Closing Date by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in Section 5.18]. On the Closing Date, the Issuer shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Note, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Note, unless otherwise determined by the Issuer, shall be uncertificated, with record ownership reflected only in the register of shareholders of the Issuer (a copy of which showing Subscriber as the owner of the Note on and as of the Closing Date shall be provided to Subscriber on the Closing Date or promptly thereafter). If the conditions set forth in Section 3.2.3 and Section 3.3.3 (collectively, the Transaction Conditions) are not satisfied or waived on or prior to the fifth (5th) Business Day after the Closing Date, the Issuer shall promptly (but no later than two (2) Business Days thereafter) return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and the Note shall be cancelled. Notwithstanding such return, (i) a failure to close on the Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 4 hereof, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a written notice confirming that the Transaction Conditions have been satisfied or waived and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2. Conditions to Closing of the Issuer.

The Issuer’s obligation to sell and issue the Note at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer on or prior to the Closing Date, of each of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the CS Merger.

3.2.2. Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3. The Entry into the Merger Agreement and the Business Combination Agreement.

(a) [The Issuer, Solaria and any other parties thereto shall have entered into the Merger Agreement].

(b) The Issuer, FACT and any other parties thereto shall have entered into the Business Combination Agreement.

3.2.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement.

3.3. Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Note at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the CS Merger.

3.3.2. Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

3.3.3. The Entry into the Merger Agreement and the Business Combination Agreement.

(a) [The Issuer, Solaria and any other parties thereto shall have entered into the Merger Agreement].

(b) The Issuer, FACT and any other parties thereto shall have entered into the Business Combination Agreement.

3.3.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement.

4. Termination. This Subscription Agreement shall terminated and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

5. Miscellaneous.

5.1. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5.1.1. Each party acknowledges that the parties hereto will rely on the acknowledgments, understandings, agreements, representations and warranties expressly set forth in this Subscription Agreement. Prior to the Closing, each party agrees to promptly notify the other party if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

5.1.2. The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Note, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Issuer agrees to keep confidential any such information provided by Subscriber.

5.1.3. Each of Subscriber and the Issuer shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein.

5.1.4. Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein.

5.2. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Complete Solar Holding Corporation

3000 Executive Parkway, Suite 504

San Ramon, CA 94583

Attention: Will Anderson

Email: will@completesolar.com

with a required copy (which copy shall not constitute notice) to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Matthew Hemington

Email: mhemington@cooley.com

5.3. Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

5.4. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

5.5. Tax Forms. At or prior to Closing, Subscriber shall provide the Issuer with a duly executed and complete IRS Form W-9 or applicable IRS Form W-8, as appropriate.

5.6. Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Note) may be transferred or assigned without the prior written consent of the Issuer; provided that Subscriber’s rights and obligations hereunder may be assigned to any qualified fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

5.7. Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

5.8. Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.9. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 5.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.9. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

5.10. Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12. Remedies.

5.12.1. The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 5.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

5.12.2. The parties acknowledge and agree that this Section 5.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

5.13. Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.

5.14. Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.16. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

5.17. Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

5.18. [Issuer Account Information. Subscriber shall deliver to the Issuer at the bank account provided directly by the Issue the Purchase Price for the Note pursuant to Section 3.1.]

6. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, FACT, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that none of (i) any other investors pursuant to any other agreement related to the private placement of shares of the Issuer’s capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber), (ii) FACT, its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Merger Agreement, the Business Combination Agreement or any Non-Party Affiliate (other than the Issuer with respect to the previous sentence), shall have any liability to the Subscriber pursuant to, arising out of or relating to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Note hereunder or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind provided to Subscriber concerning the Issuer, FACT, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Issuer, FACT or any of the Issuer’s, or FACT’s controlled affiliates or any family member of the foregoing.

7. Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

COMPLETE SOLAR HOLDING CORPORATION

By:
Name:	William Anderson
Title:	CEO

THE SOLARIA CORPORATION

By:
Name:	Antonio Alvarez
Title:	CEO

Accepted and agreed this ___ day of __________, 2022.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Purchase Price of the Note: $______________.

[You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds on the Closing, to the account specified in Section 5.18 of the Note Subscription Agreement.]

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Note as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D; or

☐	Any entity in which all of the equity owners are “accredited investors” meeting one or more of the above tests; or

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000; or

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

2

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

3

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

CONVERTIBLE PROMISSORY NOTE

US$[_]	October [_], 2022

For value received, Complete Solar Holding Corporation, a Delaware corporation (the “Company”), promises to pay to [_] or its assigns (the “Holder”), the principal sum of $[_] together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Note Subscription Agreement, dated as of October 3, 2022 (the “Subscription Agreement”), by and between the Company and the Holder. Capitalized terms used herein without definition shall have the meanings given to such terms in the Subscription Agreement.

Section 1 Repayment and Prepayment. All payments of interest and principal shall be made in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. The Company may not prepay this Note prior to the Maturity Date (as defined below) without the consent of the Holder.

Section 2 Interest Rate. The Company promises to pay compounding interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 5.0% per annum or the maximum rate permissible by law, whichever is less. Unless converted pursuant to the terms of this Note, interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

Section 3 Maturity. Unless converted pursuant to the terms of this Note, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, will be payable upon the demand of the Holder, on the two year anniversary of the date of this Note (as extended pursuant to this Section 3, the “Maturity Date”). Notwithstanding, if the Business Combination Agreement is terminated pursuant to Section 10.1(h) thereof (the “Business Combination Agreement Termination”), the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall automatically accelerate and be payable on the date that is one (1) year after the date of the Business Combination Agreement Termination.

Section 4 Conversion upon a deSPAC Transaction or Qualified Financing.

(a) In the event that the Company consummates a deSPAC Transaction (as defined below) prior to the Maturity Date, the principal amount of this Note and any accrued and unpaid interest thereon (the “Conversion Amount”) shall automatically convert without any further action by the Holder into such number of shares of common stock of the Company immediately prior to the closing of the deSPAC Transaction (and prior to the conversion or exchange of the Company’s capital stock into shares of capital stock of the Combined Company (as defined below)) equal to (x) the Conversion Amount divided by 0.75, divided by (y) the price of a share of common stock of the Company used to determine the conversion ratio in the Business Combination Agreement (as defined below), which shares shall be deemed issued immediately prior to the consummation of such deSPAC Transaction. If the Business Combination Agreement also provides for holders of common stock of the Company to receive any contingent consideration (whether such consideration is in the form of additional shares of common stock of the Combined Company, cash or otherwise and whether the arrangement is contingent on the performance of common stock of the Combined Company, Company performance or otherwise), then the Holder shall be provided its pro rata share of such contingent consideration (on an as-converted to common stock of the Combined Company basis).

4

(b) If a deSPAC Transaction has not been consummated and the Company consummates a Qualified Financing (as defined below) prior to the Maturity Date, then the Holder shall have the option to convert the Conversion Amount at such time into a number of shares of Preferred Stock (as defined below) equal to the Conversion Amount divided by an amount equal to 80% of the price per share paid by other purchasers of Preferred Stock for cash in such Qualified Financing, which shares shall be issued concurrently with the initial closing of the Qualified Financing and on substantially the same terms and conditions as afforded other investors participating in such Qualified Financing.

(c) For the purposes of this Note, the following definitions shall apply:

(i) “deSPAC Transaction” means a transaction or series of related transactions by merger, consolidation, share exchange, business combination or otherwise with Freedom Acquisition I Corp., a blank check company organized under the laws of the Cayman Islands (“FACT”), that results in the shares of capital stock of the Company being converted into or exchanged for capital stock of FACT (such resulting entity, the “Combined Company”) pursuant to the terms of a business combination agreement (the “Business Combination Agreement”).

(ii) “Qualified Financing” means a private placement of Preferred Stock issued and sold at the closing of the Company’s next equity financing in a single transaction or a series of related transactions with the principal purpose of raising capital and that results in aggregate gross proceeds to the Company of at least $10,000,000 (excluding conversion of any other indebtedness and this Note).

(iii) “Preferred Stock” means the preferred stock of the Company sold in a Qualified Financing.

Section 5 Mechanics and Effect of Conversion. No fractional amounts of the Company’s equity securities will be issued upon conversion of this Note. In lieu of any fractional equity securities to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional equity securities. Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of equity securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

Section 6 Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

Section 7 Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder, and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c) or 7(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b) The Company shall default in its performance of any covenant under the Subscription Agreement or this Note;

5

(c) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(d) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

Section 8 Subordination. This Note will be a general unsecured obligation of the Company. The indebtedness evidenced by this Note shall be subordinated in right of payment to the prior payment in full of any Senior Indebtedness whether in existence on the date of this Note or later incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (a) indebtedness of Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

Section 9 Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

Section 10 Governing Law; Dispute Resolution.

(a) This Note and all claims or causes of action based upon, arising out of, or related to this Note or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any proceeding or action based upon, arising out of or related to this Note or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such proceeding or action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or action arising out of or relating to this Note or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence a legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding or action brought in accordance with this Section 10.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6

Section 11 Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

Section 12 Assignment. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. Except for a transfer to an affiliate, no Holder may sell, transfer, assign, pledge, or otherwise dispose of or encumber this Note or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Company.

Section 13 Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or e-mail, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address, facsimile number or e-mail as set forth below or as subsequently modified by written notice.

Section 14 Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

Section 15 Counterparts. This Note may be executed in two or more counterparts, all of which together shall constitute one and the same instrument. This Note may also be executed and delivered by facsimile or other electronic delivery of signature.

Section 16 Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

Section 17 Construction. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

Section 18 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

7

This Note is executed and delivered as of the date first set forth above.

COMPANY:

COMPLETE SOLAR HOLDING CORPORATION

By:
Name:
Title:

Address:

HOLDER:

By:

Name:
(print)

Title:

Address: